Exhibit (p)

SUBSCRIPTION AGREEMENT

Subscription Agreement, dated as of April 27, 2023, between Golub Capital Private Credit Fund, a Delaware statutory trust (the “Fund”) and GGP Class B – P, LLC (the “Purchaser”).

WHEREAS, the Fund is an investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Fund proposes to issue and sell three classes of common shares of beneficial interest, Class S, Class D and Class I, to the public pursuant to a Registration Statement on Form N-2 (the “Registration Statement”) filed with the United States Securities and Exchange Commission, and one class of common shares of beneficial interest, Class F, in a private offering pursuant to a private placement memorandum; and

NOW, THEREFORE, the Fund and the Purchaser agree as follows:

1.	The Fund offers to sell to the Purchaser, and the Purchaser agrees to purchase from the Fund, 2,000 Class F common shares, at a net asset value price of $25.00 per share (the “Shares”) as of the date hereof.

2.	The Purchaser represents and warrants to the Fund that it is acquiring the Shares for investment purposes only and that the Shares will be sold only pursuant to a registration statement under the Securities Act of 1933, as amended, or an applicable exemption from the registration requirements contained therein.

3.	The Purchaser elects not to participate in the Fund’s Distribution Reinvestment Plan and has completed or will complete upon request by the Fund the Wiring Instructions for Cash Distributions form attached as Exhibit A hereto.

[Remainder of Page Intentionally Left Bank]

IN WITNESS WHEREOF, the Fund and the Purchaser have caused their duly authorized officers to execute this Subscription Agreement as of the date first above written.

GOLUB CAPITAL PRIVATE CREDIT FUND

By:	/s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer and Treasurer

GGP CLASS B – P, LLC

By:	/s/ Pierre-Olivier Lamoureux
Name: Pierre-Olivier Lamoureux
Title: Authorized Signatory

[Signature Page to Golub Capital Private Credit Fund Subscription Agreement for Seed Capital]

EXHIBIT A

Wiring Instructions for Cash Distributions